EXHIBIT 10.6

THIRD PARTY INDEPENDENT CONSULTING AGREEMENT
SINGLE TRANSACTION, IMMEDIATE FEE

This Agreement (the “Agreement”) is entered into effective 25th of February 2013, between First Trust Management Inc. a Florida entity with an address of 519 NW 60th street, Suite C, Gainesville, FL 32607; (“the Consultant”) and Gold American Mining Corp. (“the Company”) with an address of 5320 South 900 East, Suite 260, Murray, Utah 84107

1. Consultant Services. Consultant shall provide specialized consulting services (the “Services”) to the company, namely assisting the Company in assessing and identifying an acquisition target suitable to client.

2. Consideration. As consideration for services to be provided by Consultant, the Company shall pay a consulting fee of 200,000 (Two Hundred Thousand) shares (the “Shares”) of the Company. The Company agrees that it shall include 50,000 shares of common stock for resale on its Form S-1 Registration Statement it intends to file (the “Registered Shares”).

3. Term and Termination. This consultancy shall terminate automatically upon Company issuing the shares to Consultant and have no validity or mutual obligations upon entry of said shares into Consultants account.

4. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Consultant for taxes, all of which will be Consultant’s responsibility. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

5.  Covenants of Consultant.

(a)  Except for the Registered Shares, Consultant agrees that it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly, any Shares until February 25, 2014.  If requested by an underwriter of the Company’s common stock, each Consultant will reaffirm the agreement set forth in this Section 1 in a separate writing in a form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to the Shares.

(b)  Notwithstanding the foregoing, the restrictions set forth in Section 1(a) above shall not apply to (A) the sale by the Consultant of up to 12.5% of the Shares each month for a period of eight months commencing on the one (1) year anniversary of this Agreement, (B) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (C) with the prior written consent of the Board of Directors of the Company.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption,

5. Company’s Representations, Warranties and Covenants. As of the Effective Date, the Company hereby represents, warrants and covenants to Consultant as Follows:

(a) The Company is a duly organized corporation validly existing under the laws of the Nevada and has full power and authority to perform its obligations under this agreement.

(b) The execution and delivery of this Agreement by the Company has been duly authorized by all requisite corporate actions and proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Company. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby do or would after the giving of notice or the lapse of time or both, (I) conflict with , result in a breach of, constitute a default under, or violate the Articles of Incorporation or the Bylaws of the Company; or (II) conflict with, result in a breech of, constitute a default under, or violate any federal, state or local law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court, except for conflicts, breaches, defaults or violations which individually or in the aggregate would nor have a material adverse affect.

6.  Representations of Consultant.

(a)  Consultant represents that Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that Consultant is able to bear the economic risk associated with providing the Services for the Shares.  Consultant recognizes that (a) the Company remains a development stage business with limited operating history and requires substantial funds to continue as a business concern; (b) Consultant may not be able to liquidate the Shares; and (c) Consultant could sustain the complete loss of any value in the Shares.

(b)  Restrictive Legend.  All certificates representing the Shares deliverable to the Consultant and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows, in addition to any legend the Company determines is required pursuant to any applicable legal requirement including the standard legend required under the Securities Act of 1933, as amended:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates representing the Shares.

7. Miscellaneous.

(a) Amendments and Waivers. No term of this Agreement may be amended or waived except with the written consent of the parties.

(b) Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be (I) delivered personally, (II) sent by certified or registered mail, postage prepaid, return receipt requested, (III) delivered by a nationally-recognized delivery service (such as Federal Express or UPS), or (IV) faxed, addressed to the party to be notified as such party’s address or facsimile number as set forth below or as subsequently modified by written notice. Notices shall be deemed communicated upon receipt if personally delivered, delivered by a nationally-recognized delivery service or faxed (with a written confirmation of facsimile transmission), or five (5) days after posting if sent by certified mail.

(d) Choice of Law & Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Utah, without giving effect or the principles of conflict of laws. The parties hereto also fully avail themselves to the jurisdiction of the Courts thereof.

(e) Attorneys’ Fees. If any action at law or in equity is commenced by any party to enforce or interpret the terms of this Agreement, the party finally prevailing in such proceeding or action shall be entitled to recover from the unsuccessful part reasonable attorneys’ fees, cost and necessary disbursements in addition to any other relief to which it may be entitled.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provisions in good faith. In the event that the parties can not reach a mutually agreeable and enforceable replacement for such provisions, the (I) such provisions shall be excluded from this Agreement, (II) the balance of the Agreement shall be interpreted as if such provisions were so excluded and (III) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

The Parties hereto have executed this Agreement as of the date stated above.

Gold American Mining Corp.	First Trust Management Inc

/s/ Michael Ahlin	/s/ John Zukowski
Name: Michael Ahlin	Name: John Zukowski
Title: CEO	Title: President